                                                   CODE OF ETHICS

                                                        for

                                           KINETICS ASSET MANAGEMENT, INC.

                                            KINETICS MUTUAL FUNDS, INC.

                                                        and

                                             KINETICS PORTFOLIOS TRUST

         Kinetics  Portfolios  Trust (the  "Trust"),  on behalf  each of its series  listed on  Schedule A attached
                                                                                                ----------
hereto and any other series that may hereafter be created (each a "Portfolio" and collectively  the  "Portfolios"),
Kinetics  Mutual Funds,  Inc. (the "Company") on behalf each of its series listed on Schedule B attached hereto and
                                                                                     ----------
any other series that may  hereafter be created  (each a "Fund" and  collectively  the "Funds")  (the Trust and the
Company sometimes  referred to hereinafter as the "Companies") and Kinetics Asset Management,  Inc. (the "Adviser")
have  adopted  this Code of Ethics  (the  "Code") to specify and  prohibit  certain  types of  personal  securities transactions  deemed to create a conflict  of interest  and to  establish  reporting  requirements  and  preventive procedures  pursuant to the  provisions of Rule  17j-1(b)(1)  under the  Investment  Company Act of 1940 (the "1940
Act").

         This Code is adopted  by the Board of  Trustees  of the Trust and the Board of  Directors  of the  Company
(collectively  the  "Boards")  pursuant to Rule 17j-1 (the  "Rule") of the 1940 Act which makes it unlawful for any affiliated  person of the Companies,  or any affiliated  person of the Adviser,  in connection with the purchase or sale,  directly or  indirectly,  by the person,  of a security  held or to be  acquired  (as defined  below) by the
Companies:

         (i) to employ any device, scheme or artifice to defraud the Companies;

         (ii) to make any untrue  statement of a material  fact to the  Companies or omit to state a material  fact necessary in order to make the statements  made to the Companies,  in light of the  circumstances  under which they are made, not misleading;

         (iii) to engage in any act,  practice or course of business  that  operates or would operate as a fraud or deceit on the Companies; or

         (iv) to engage in any manipulative practice with respect to the Companies.

                  In compliance  with  paragraph  (c)(1) of Rule 17j-1,  this Code has been adopted and approved by the Boards,  including by a majority of the Trustees and  Directors  (hereinafter  collectively  referred to as the
"Board  Members")  who are not  "interested  persons",  for the purpose of  implementing  policies  and  procedures reasonably  necessary to prevent Access  Persons (as defined  below) of the Trust,  the Company or the Adviser from engaging  in any  conduct  prohibited  by the Rule.  We ask that all  personnel  follow not only the letter of this
Code but also abide by the spirit of this Code and the principles articulated herein.

I.       DEFINITIONS
         -----------

         A.        An "Access  Person"  means (i) any  trustee,  director,  officer or Advisory  Person (as defined below) of the  Trust,  the  Company or the  Adviser,  or (ii) any  trustee,  director  or  officer  of a  principal underwriter  of the Trust or the Company who, in the ordinary  course of his or her business,  makes,  participates in or obtains  information  regarding the purchase or sale of Covered  Securities  (as defined below) for the Trust or the Company for which the  principal  underwriter  so acts or whose  functions or duties as part of the ordinary course of his or her  business  relate to the making of any  recommendation  to the Trust or the Company  regarding the  purchase  or sale of Covered  Securities  or (iii)  notwithstanding  the  provisions  of clause (i) above with respect to the Adviser,  where the Adviser is primarily  engaged in a business or  businesses  other than  advising registered  investment  companies  or other  Advisory  clients,  any  director,  officer or Advisory  Person of the
Adviser  who,  with  respect  to the  Trust  or the  Company,  makes  any  recommendation  or  participates  in the determination  of  which  recommendation  shall be made,  or whose  principal  function  or  duties  relate  to the determination of which  recommendation  shall be made to the Trust or the Company or who, in connection with his or her duties,  obtains any information  concerning Covered Securities  recommendations being made by the Adviser. The
President  of the  Companies  will  maintain a list of all Access  Persons and will  notify  each Access  Person in writing that such person is an Access  Person.  Once a person has been so  identified,  he or she shall continue to be an Access Person until otherwise  notified in writing by the President,  provided however,  if such person is an
Access  Person solely  because he or she is a Board  Member,  such person shall cease to be an Access Person at the time such person ceases to be a Board Member.  Each Access Person shall receive a copy of this Code.

B.       "Advisory Person" means

(i)      any  employee of the Trust,  the Company or the  Adviser (or of any company in a control  relationship  to the Trust,  the  Company or the  Adviser),  who, in  connection  with his or her regular functions  or duties,  makes,  participates  in or  obtains  information  regarding  the purchase or sale of Covered  Securities  by the Trust or the Company or whose  functions relate to any  recommendations  with respect to such  purchases or sales and any natural person  in a control  relationship  with the  Trust,  the  Company  or the  Adviser  who obtains information regarding the purchase or sale of Covered Securities;

(ii)     any natural person who controls the Trust, the Company or the Adviser and who obtains  information  (other than publicly available  information)  concerning  recommendations  made to the Trust or the Company with regard to the purchase or sale of Covered Securities.

         C.       "Access  Persons" and "Advisory  Persons" shall not include any individual who is required to and does file quarterly  reports with any sub-adviser,  administrator or the principal  underwriter of the Trust or the
Company  substantially  in conformity with Rule 17j-1 of the 1940 Act or Rule 204-2 of the Investment  Advisers Act
of 1940,  provided however,  that the legal compliance officer or president of any sub-adviser,  administrator,  or the  principal  underwriter  shall (i) file an annual  certification  with the Boards  stating that such entity has adopted or approved  the  continuation  of its code of ethics,  substantially  in the form that was provided to the
Boards;  and (ii) notify the Legal Compliance  Officer (as defined below) of any violation of such entity's code of ethics upon actual  knowledge  by such  compliance  officer that a violation  had  occurred.  The Legal  Compliance
Officer shall report any such  violations to the Boards in  accordance  with the  provisions of this Code as if the report of the violation(s) had been made under this Code.

         D.       "Affiliated Persons" or "Affiliate" means

                  (i)      any  employee  or Access  Person,  and any member of the  immediate  family  (defined as spouse,  child mother,  father,  brother,  sister-in-law  or any other  relative) of any such  person  who  lives in the same  household  as such  person  or who is  financially dependent upon such person;

                  (ii)     any account for which any of the persons described in D(i) hereof is a custodian, director, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice;

(iii)    any partnership,  corporation,  joint venture, trust or other entity in which any employee of the Trust or the Company or Access  Person of the Trust or the Company  directly  or  indirectly,  in the aggregate,  has a 10% or more beneficial  interest or for which any such person is a general partner or an executive officer.

         E.       A security is "being  considered  for  purchase or sale" or is "being  purchased  or sold" when a recommendation  to purchase or sell a Covered  Security has been made and  communicated to the Trading Desk,  which includes  when the Trust or the Company has a pending  "buy" or "sell"  order with  respect to a Covered  Security, and, with respect to the person  making the  recommendation,  when such person  seriously  considers  making such a recommendation.

         F.       The term  "beneficial  ownership"  shall be defined in and  interpreted  in the same manner as it would be in  determining  whether a person is subject to the  provisions of Section 16 of the  Securities  Exchange
Act of 1934 and the rules and regulations  thereunder  which,  generally  speaking,  encompasses  those  situations where the beneficial  owner has the right to enjoy some economic  benefit from the ownership of a Covered  Security regardless of the identity of the registered owner. This would include:

(i)      Covered  Securities  which a person holds for his or her own benefit either in bearer form,  registered in his  or  her  name  or  otherwise,  regardless  of  whether  the  securities  are  owned individually or jointly;

(ii)     Covered  Securities held in the name of a member of his or her immediately  family (spouse or minor child)
                           sharing the same household;

(iii)    Covered Securities held by a trustee, executor, administrator, custodian or broker;

(iv)     Covered  Securities  owned by a  general  partnership  of  which  the  person  is a  member  or a  limited partnership of which such person is a general partner;

(v)      Covered  Securities held by a corporation  (other than with respect to treasury shares of the corporation)
                           of which  such  person is an  officer,  director,  trustee  or 10%  stockholder  or by a corporation which can be regarded as a personal holding company of a person;

(vi)     Covered Securities recently purchased by a person and awaiting transfer into his or her name;

(vii)    Covered  Securities  held by any other  person  if, by reason of  contract,  understanding,  relationship, agreement or other  arrangement,  such person obtains therefrom  benefits  substantially equivalent to those of ownership or which ; and

(viii)   Covered  Securities  held by such person's  spouse or minor children or any other person,  if, even though such person does not obtain therefrom the  above-mentioned  benefits of ownership,  such person can vest or revest title in himself or herself at once or at some future time.

         A beneficial  owner of a security also includes any person who directly or indirectly,  through  contract, arrangement,  understanding,  relationship or otherwise,  has or shares voting power and/or  investment  power with respect to such  security.  Voting  power  includes  the power to vote,  or includes  the power to  dispose,  or to direct disposition of such security.

         G.       "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

         H.       "Covered  Security"  means a security as defined in section  2(a)(36) of the 1940 Act,  and shall include any note, stock,  treasury stock,  bond,  debenture,  evidence of indebtedness,  certificate of interest or participation  in any  profit-sharing  agreement,  collateral-trust  certificate,  preorganization  certificate  or subscription,  transferable  share,  investment  contract,  voting trust  certificate,  certificate of deposit of a security,  fractional  undivided interest in oil, gas, or other mineral rights, any put, call straddle,  option, or privilege on any security  (including a certificate of deposit) or any group or index of securities  (including any interest therein or based on the value thereof),  or any put, call,  straddle,  option or privilege entered into in a national  securities  exchange  relating to a foreign  currency,  or, in  general,  any  interest  or  instrument commonly  known as a  "security",  or any  certificate  of  interest  or  participation  in,  temporary  or interim certificate  for,  receipt  for,  guarantee  of,  or  warrant  or right to  subscribe  to or  purchase,  any of the foregoing, except,  however, that it shall not include:
                                     ---------

                  (i)      Direct obligations of the Government of the United States;

                  (ii)     Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii)    Shares issued by open-end Funds.

         I.       "Disinterested  Board  Member"  means a Trustee of the Trust or a Director  of the Company who is
not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.

         J.       "Investment Personnel" means:

                  (i)      any  employee  of the Trust,  the Company or the Adviser (or of any company in a control relationship  to the Trust,  the Company or the Adviser) who, in connection  with his or her  regular  functions  or  duties,  makes or  participates  in making  recommendations regarding the purchase or sale of securities by the Fund.

                  (ii)     any natural  person who controls  the Trust,  the Company or the Adviser and who obtains information  concerning  recommendations  made to the Trust or the Company regarding the purchase or sale of securities by the Trust or the Company.

         K.       "Initial  Public  Offering"  ("IPO")  means  an  offering  of  securities  registered  under  the
Securities  Act of 1933,  the  issuer of  which,  immediately  before  the  registration,  was not  subject  to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         L.       "Legal  Compliance  Officer"  means Andrew Fishman or his successor  appointed by the Boards.  In the absence of any such  designation,  the Legal  Compliance  Officer  shall be the  President of the Trust and the
Company.

         M.       "Limited  Offering" means an offering that is exempt from  registration  under the Securities Act of 1933  pursuant  to  Section  4(2) or  section  4(6) or  pursuant  to rule 504,  rule 505,  or rule 506 under the
Securities Act of 1933

         N.       "Purchase or Sale of a Covered Security"  includes,  among other things, the writing of an option to purchase or sell a Covered Security.

         O.       "Purchase  or sale of a security"  includes,  among other  things,  the purchase or writing of an option  to  purchase  or sell a  security  or the  purchase  or sale of a future or index on a  security  or option thereon.

         P.       "Security Held or to be Acquired" means:

                  (i)      any Covered Security which, within the most recent 15 days:

                           (A)      is or has been held by the Trust or the Company; or

                           (B)      is being or has been  considered  by the Trust,  the Company or the Adviser for purchase by the Trust or the Company; and

                  (ii)     any option to purchase or sell, and any security  convertible into or exchangeable  for, a Covered Security described in paragraph (i) of this definition.

II.      STATEMENT OF GENERAL PRINCIPLES
         -------------------------------

         The following general fiduciary  principles shall govern the personal investment  activities of all Access
Persons.

         Each Access Person shall adhere to the highest ethical standards and shall:

         A.       at all  times,  place the  interests  of the Trust and the  Company  before  his or her  personal interests;

         B.       conduct all personal  securities  transactions  in a manner  consistent  with this Code, so as to avoid any  actual or  potential  conflicts  of  interest,  or an abuse of  position  of trust and responsibility; and

         C.       not take any  inappropriate  advantage  of his  position  with or on  behalf  of the Trust or the
                  Company.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
         ---------------------------------------------

         A.       Blackout Periods
                  ----------------

                  1.       No Access  Person  (other than  Disinterested  Board  Members)  shall  purchase or sell, directly or  indirectly,  any Covered  Security in which he or she has or by reason of such  transaction  acquires, any direct or indirect  beneficial  ownership  and which at the time of such  purchase or sale is being  considered for purchase or sale by the Trust or the Company or is being  purchased or sold by the Trust or the Company  before the  expiration  of five (5)  business  days during which the Trust or the Company is  considering  the purchase or sale or has a pending buy or sell order in that same Covered  Security  until that order is executed or  withdrawn.
Any profits  realized on trades  within the  proscribed  periods are  required to be  disgorged to the Trust or the
Company, as the case may be.

                  2.       No Advisory  Person shall  engage in a purchase or sale,  directly or  indirectly,  of a
Covered  Security in which he has, or by reason of such  transaction  acquires,  any direct or indirect  beneficial ownership at any time within the period  beginning  seven (7) calendar days before the Trust or the Company  trades in that  security and ending seven (7)  calendar  days after the Trust or the Company has traded in that  security, without first obtaining the written  authorization  of the Boards or the Legal Compliance  Officer,  unless he, she or it shall determine,  in their sole discretion,  that such transactions would be permissible under Section III.G.
hereof in terms of their  effect  on the Trust and the  Company  or are  non-volitional  on the part of the  Access
Person.

                  3.       No Access Person shall  recommend to, or cause to or attempt to cause,  the Trust or the
Company to  acquire,  dispose of or hold any Covered  Security  (including  any option,  warranty or other right or interest  relating to such Covered Security) which such Access Person has direct or indirect  beneficial  ownership unless such Access Person or Affiliate  shall first disclose in writing to the Legal  Compliance  Officer all facts reasonably  necessary  to identify the nature of the  ownership of such Access  Person or Affiliate in such Covered
Security.

                  4.       If, as a result of  fiduciary  obligations  to other  persons  or  entities,  and Access
Persons  believes  that such person or an Affiliate of such person is unable to comply with certain  provisions  of the Code,  such Access Person or Affiliate  thereof shall so advise the Boards or the Legal  Compliance  Officer in writing,  setting forth with reasonable  specificity  the nature of such fiduciary  obligations and the reasons why such Access Person or Affiliate  believes such person is unable to comply with any such  provisions.  The Boards or the Legal  Compliance  Officer may, in its or his discretion,  exempt such Access Person or Affiliate from any such provisions,  if it or he shall  determine  that the services of such Access Person are valuable to the Trust or the
Company  and the  failure to grant such  exemptions  is likely to cause such  Access  Person to be unable to render services to the Trust and/or  Company.  Any Access  Person  granted an exemption  (including,  an exception  for an
Affiliate  of such  person),  pursuant  to this  paragraph  4 shall,  within 3 business  days after  engaging  in a purchase  or sale of a Covered  Security  held or to be  acquired  by the Trust or the  Company,  furnish the Board
Members or the Legal  Compliance  Officer with a written  report  concerning  such  transaction  setting  forth the information specified in Section VI.B.2. hereof.

                  5.       From time to time,  Trustees,  officers or employees of the Trust may establish  special
"insider"  relationships  with one or more  issuers of  Covered  Securities  (i.e.  director,  trustee,  officer or employee  may  become an  officer,  director,  or trustee of an issuer,  a member of a  creditors  committee  which engages in material  negotiations  with an issuer,  etc.). In such cases, the Board Members or the Legal Compliance
Officer may include such issues on a restricted  list  containing  the names of issuers  whose  securities  are not eligible for purchase or sale by the Trust, the Company or by Access Persons.

         B.       Initial Public Offerings
                  ------------------------

                  Investment  Personnel may not acquire,  directly or indirectly,  any beneficial  ownership in any securities in an initial public  offering  without prior approval in writing from the Legal  Compliance  Officer or other person  designated by the Boards.  Furthermore,  should  written  consent of the Boards be given,  Investment
Personnel  are required to disclose  such  investment  when  participating  in the Trust's or Company's  subsequent consideration  of an  investment  in such  issuer.  In such  circumstances,  the Trust's or  Company's  decision to purchase  securities  of the issuer should be subject to an  independent  review by  Investment  Personnel  with no personal interest in the issuer.

         C.       Limited Offering
                  ----------------

                  Investment  Personnel may not acquire,  directly or indirectly,  any beneficial  ownership in any securities in a limited  offering  without the prior written consent of the Companies'  Legal  Compliance  Officer.
Furthermore,  should  written  consent of the Fund be given,  Investment  Personnel  are required to disclose  such investment when  participating  in the Fund's  subsequent  consideration  of an investment in such issuer.  In such circumstances,  the Fund's  decision  to  purchase  securities  of the issuer  should be subject to an  independent review by Investment Personnel of the Fund with no personal interest in the issuer.

                  Any express prior written  approval  received  from the Legal  Compliance  Officer shall be valid only on the day on which it was issued.  If the Trust or the Company  decides to purchase  securities  of an issuer the shares of which have been  previously  obtained for personal  investment  by such  Investment  Personnel,  that decision  shall be subject to an  independent  review by  Investment  Personnel  with no  personal  interest in the issuer.

         D.       Short-Term Trading Profits
                  --------------------------

                  No Advisory  Person  thereof shall profit from the purchase and sale,  or sale and  purchase,  of the same (or  equivalent)  securities  of which such Advisory  Person has  beneficial  ownership  within sixty (60)
calendar days,  except for the excluded  securities set forth in section I-H, and for any Exempted  Transactions or pre-cleared  trades as defined in section  III-G.  Any profit so realized  on Covered  Securities  not  exempted or pre-cleared shall, unless the Boards approve otherwise, be disgorged as directed by the Boards.

         E.       Gifts
                  -----

                  No Advisory  Person  shall  receive  any gift or other  things of value from any person or entity that does business with or on behalf of the Trust or the Company that poses a potential conflict of interest.

         F.       Service as a Trustee
                  --------------------

                  1.       No Advisory  Person shall serve on a board of  trustees/directors  of a publicly  traded company without prior  authorization  from the Boards,  based upon a determination that such board service would be consistent with the interests of the Trust, the Company and their respective investors.

                  2.       If board  service  of an  Advisory  Person is  authorized  by the Boards  such  Advisory
Person  shall be isolated  from the  investment  making  decisions of the Trust and the Company with respect to the company of which he or she is a trustee/director.

         G.       Exempted Transactions
                  ---------------------

                  The prohibition of Section III shall not apply to:

                  1.       purchases or sales  effected in any account  over which the Access  Person has no direct or indirect influence or control;

                  2.       purchases or sales that are  non-volitional on the part of the Access Person,  including mergers, recapitalizations or similar transactions;

                  3.       purchases which are part of an automatic dividend reinvestment plan;

                  4.       purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

5.       purchases and sales of shares of index or sector basket  "proxies"  (eg. SPX, QQQ,  Merrill  holders [BBH,
IIH, HHH], etc.); and

                  6.       purchases  and sales that  receive  prior  approval  in writing by the Legal  Compliance
Officer as (a) only remotely  potentially  harmful to the Trust and the Company because they would be very unlikely to affect a highly  institutional  market,  (b) clearly not economically  related to the securities to be purchased or sold or held by the Trust or the Company or (c) not  representing  any danger of the abuses  prescribed  by Rule
17j-l,  but only if in each case the  prospective  purchaser  has  identified to the Legal  Compliance  Officer all factors of which he or she is aware which are potentially  relevant to a conflict of interest  analysis,  including the existence of any  substantial  economic  relationship  between his or her transaction and securities held or to be held by the Trust or the Company.

IV.      COMPLIANCE PROCEDURES
         ---------------------

         A.       Preclearance
                  ------------

                  An Access  Person (other than a  Disinterested  Board  Member) may not,  directly or  indirectly, acquire or dispose of beneficial ownership of a Covered Security except as provided below unless:

                  1.       such purchase or sale has been approved by the Legal Compliance Officer;

                  2.       the  approved  transaction  is  completed on the same day approval is received or within the time frame  approved  for such  proposed  transaction  (which may  include a bona fide stop loss order GTC on a held security that has been pre-cleared for sale) ; and

                  3.       the Legal  Compliance  Officer has not rescinded such approval prior to execution of the transaction.

         B.       Reporting
                  ---------

                  1.       Quarterly  Reporting:  Each Access  Person  (other  than  Disinterested  Board  Members)
                           --------------------
shall file with the Legal Compliance Officer  confidential  quarterly reports  containing the information  required in Section IV.B.2.  of this Code with respect to all  transactions  during the preceding  quarter in any securities
                                                 ---
in which such person has, or by reason of such transaction  acquires,  any direct or indirect beneficial  ownership in a Covered  Security,  provided that no Access Person shall be required to report  transactions  effected for any
                         --------
account over which such Access  Person has no direct or indirect  influence or control  (except that such an Access
Person must file a written  certification  stating  that he or she has no direct or indirect  influence  or control over the account in question).  All such Access  Persons shall file reports,  even when no  transactions  have been effected, representing that no transactions subject to reporting requirements were effected.

                  2.       Filings:  Every  report made  pursuant to Section  IV.B.1 shall be made no later than 10
                           -------
days after the end of the calendar  quarter in which the transaction to which the report relates was effected,  and shall contain the following information:

                           (a)      the date of any transactions  involving Covered  Securities,  the title and the number of shares and the principal amount of each Covered Security involved;

                           (b)      the  nature of the  transaction  (i.e.,  purchase,  sale or any  other  type of acquisition or disposition);

                           (c)      the price at which the transaction was effected; and

                           (d)      the name of the  broker,  dealer or bank with or through  whom the  transaction was effected.

                  3.       Annual Reporting.  No later than 10 days after becoming an Access Person, and
                           ----------------
thereafter on an annual basis as of December 31 of each year, each Access Person shall report to the Boards or the Legal Compliance Officer annually the following information, which information must be current as of a date no more than 30 days before the report is submitted:

(i)      the title, number of shares and principle amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(ii)     the name of any broker, dealer or bank with whom the Access Person maintains an account in which any
                                    Covered Securities are held for the direct or indirect benefit of the Access
                                    Person; and

(iii)    a statement that he or she (1) has reviewed and understands the Code of Ethics, (2) recognizes that he or she is subject to it, and (3) if such Access Person was subject to the Code of Ethics during the past year, has complied with its requirements, including the requirements regarding reporting of personal securities transactions.

                  4.       No  Admission  of  Ownership:  Any  report  filed  with the  Boards or Legal  Compliance
                           ----------------------------
Officer  pursuant to this  Section IV. may contain a statement  that it shall not be  construed  as an admission by the person  making the report that he or she has any direct or indirect  beneficial  ownership  in the  security to which the report relates.

                  5.       Confirmations:  All Access  Persons  shall  direct  any  brokerage  firm,  bank or other
                           -------------
concern at which the Access  Person has a brokerage  account or Affiliated  brokerage  account to supply the Boards or the Legal  Compliance  Officer,  on a timely  basis,  duplicate  copies of the  confirmation  of all  securities transactions in such account and copies of all periodic  statements for such account.  All Access  Persons,  except a Disinterested  Board Member who is not an "interested  person" within the meaning of Section 2(a)(19) of the 1940
Act and would not be  required  to make  reports  under this  Section IV solely by reason of being a  Disinterested
Board Member  (unless such Board Member knew or, in the ordinary  course of fulfilling  his or her official  duties as a Board Member,  should have known that during the 15 day period immediately  preceding or after the date of the transaction  in a Covered  Security by the Board  Members,  such Covered  Security is or was  purchased or sold, or considered  for  purchase  or sale by the  Trust or the  Company),  and such  other  persons  as the  Boards  shall determine  shall promptly  inform the Boards or the Legal  Compliance  Officer of any newly  established  brokerage account or Affiliated brokerage account at any brokerage firm, bank or other concern.

         C.       Review
                  ------

                  1.       The Legal  Compliance  Officer shall notify each Access Person that he or she is subject to the  reporting  requirements  set forth herein and shall  deliver a copy of this Code to each such Access Person upon request.

                  2.       The Legal  Compliance  Officer  or his  designate  shall  review all  personal  holdings reports submitted by each Access Person,  including  confirmations of personal  securities  transaction,  to ensure that no  trading  has taken  place in  violation  of Rule  17j-1 or the Code.  In  addition,  the Legal  Compliance
Officer shall compare the reported  personal  securities  transactions  with completed and  contemplated  portfolio transactions  of the Trust and the Company to  determine  whether a violation  of this Code may have  occurred.  In reviewing  transactions,  the Legal Compliance Officer shall take into account the exemptions allowed under Section
III.G.  Before making any  determination  that a violation has been committed by any person,  the Legal  Compliance
Officer  shall give such person an  opportunity  to supply  additional  information  regarding the  transaction  in question.  The Legal Compliance  Officer shall maintain a list of personnel  responsible for reviewing  transaction and personal holdings reports.

V.       REQUIREMENTS FOR DISINTERESTED BOARD MEMBER
         -------------------------------------------

         A.       Every  Disinterested  Board  Member  shall  file with the Legal  Compliance  Officer a  quarterly report  indicating that he or she had no reportable  transactions or a report  containing the information  required in Section IV.B. of this Code with respect to transactions  (other than exempted  transactions listed under Section
III.G.) in any Covered Security in which such person has, or by reason of such  transactions  acquires,  any direct or indirect  beneficial  ownership,  if such Board  Member,  at the time of that  transaction,  knew or should have known,  in the ordinary  course of pursuing his or her official  duties as a Board Member,  that during the fifteen
(15) day period immediately preceding or after the transaction by the Board Member:

                  1.       such security was being purchased or sold by the Trust or the Company; or

                  2.       such security was being considered for purchase or sale by the Trust or the Company.

         B.       Notwithstanding  the  preceding  section,  any  Disinterested  Board  Member  may,  at his or her
option,  report the  information  described in section IV.B. with respect to any one or more  transactions  and may include a statement  that the report shall not be  construed  as an  admission  that the person knew or should have known of portfolio transactions by the Trust or the Company in such securities.

VI.      REVIEW BY THE BOARDS
         --------------------

                  Annually,  the Legal  Compliance  Officer shall submit for review by the Boards a written  report containing the following:

(i)      A copy of the existing Code of Ethics;

(ii)     All existing  procedures  concerning  Access  Persons'  personal  trading  activities  and any  procedural changes made during the past year;

(iii)    A report  completed  by the Legal  Compliance  Officer  identifying  any  issues  arising  under the Code, including  any  material  violations  of the Code during the past year and  sanctions or other remedial action imposed in response to such material violations of the Code; and

(iv)     A list of  recommendations,  if any, to change the existing Code based upon experience,  evolving industry practices or developments in applicable laws or regulations.

VII.     ANNUAL APPROVAL BY THE BOARDS
         -----------------------------

         Annually,  the Boards,  including a majority of the Disinterested  Board Members,  shall approve this Code and any material  changes to the Code.  The Boards  shall each  approve any  material  change to this Code no later than 6 months after the adoption of the material change,  provided however,  that before approving this Code or any amendment  to this Code the Boards  shall have  received a  certification  from the  Adviser  that the  Adviser has adopted procedures reasonably necessary to prevent Access Persons of the Adviser from violating the Code.

VIII.    ANNUAL CERTIFICATION OF COMPLIANCE
         ----------------------------------

         Each Access  Person and Adviser is required  to certify  annually  that he or she has read and  understood this Code and  recognizes  that he or she is subject to such Code.  Further,  each  Access  Person is  required  to certify  annually  that he or she has  complied  with  all the  requirements  of this  Code  and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

IX.      PRINCIPAL UNDERWRITER
         ---------------------

         At least  annually,  each  principal  underwriter of the Trust and the Company must submit a copy of their
Code of Ethics to the Legal  Compliance  Officer,  provided  however,  that such copy shall not be  required  to be submitted,  if the  principal  underwriter  is an  Affiliate  of the Trust,  the  Company or the  Adviser or if any
officer,  director,  or general  partner of the  principal  underwriter  serves as an officer,  director or general partner of the Trust, the Company or the Adviser.

III.     SANCTIONS
         ---------

         A.       Sanctions for Violations by Access Persons
                  ------------------------------------------

                  If the Legal  Compliance  Officer  determines  that a violation of this Code has occurred,  he or she shall so advise the Boards and the Boards may impose such sanctions as it deems appropriate,  including,  inter
                                                                                                              -----
alia,  disgorgement  of profits,  censure,  suspension  or  termination  of the  employment  of the  violator.  All
----
material  violations of this Code and any sanctions imposed as a result thereto shall be reported  quarterly to the
Boards.

         B.       Sanctions for Violations by Disinterested Board Members
                  -------------------------------------------------------

                  If the Legal  Compliance  Officer  determines  that any  Disinterested  Board Member has violated this Code,  he shall so advise the  President of the Trust and the Company and also a committee  consisting  of the
Disinterested  Board Members (other than the person whose  transaction is at issue) and shall provide the committee with a report,  including the record of pertinent  actual or  contemplated  portfolio  transactions of the Trust or the Company and any additional  information  supplied by the person whose  transaction is at issue.  The committee, at its  option,  shall  either  impose  such  sanctions  as it deems  appropriate  or refer the  matter to the full complement of each Board, which shall impose such sanctions as it deems appropriate.

VIII.    RECORDS
         -------

         A.       Records
                  -------

                  The  Administrator  for the Trust and the Company shall maintain records in the manner and to the extent set forth below,  which  records may be  maintained  on  microfilm  under the  conditions  described in Rule
31a-2(f)  under the 1940 Act, and shall be available for  examination  by  representatives  of the  Securities  and
Exchange Commission ("SEC"):

1.       a copy of this Code and any other  code of the Trust  which is, or at any time  within the past five years has been, in effect shall be preserved in an easily accessible place;

2.        a record of any decision and the reasons  supporting  the decision to approve any  acquisition or sale by
         Access Persons of Covered Securities in an IPO or Limited Offering;

                  3.       each memorandum made by the Legal Compliance Officer hereunder;

                  4.       a record  of any  violation  of this  Code and of any  action  taken as a result of such violation  shall be preserved in an easily  accessible  place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

                  5.       a copy of each report  made  pursuant  to this Code shall be  preserved  for a period of not less  than  five (5)  years  from the end of the  fiscal  year in which it is made,  the first two (2)
         years in an easily accessible place; and

                  6.       a list of all  persons  who are  required,  or within  the past five (5) years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

         B.       Confidentiality
                  ---------------

                  The current  portfolio  positions of the Companies  managed,  advised and/or  administered by the
Adviser and current portfolio transactions, programs and analyses must be kept confidential.

                  If nonpublic  information  regarding the Companies'  investment portfolios should become known to any Access  Person,  whether in the line of duty or  otherwise,  he or she should not reveal it to anyone unless it is properly part of his or her work to do so.

                  If anyone is asked about the  Companies'  investment  portfolios  or whether a security  has been sold or bought,  his or her reply  should be that this is an improper  question  and that this answer does not mean that the Companies have bought, sold or retained the particular security.  Reference,  however,  may, of course, be made to the latest published report of the Companies' investment portfolios.

         C.       Nonpublic Material Information
                  ------------------------------

                  From time to time the  Adviser  has  circulated  and  discussed  with  Access  Persons the latest administrative  and judicial  decisions  regarding the absolute  prohibition  against the use of nonpublic material information,  also known as "inside  information."  In view of the many forms in which the subject  can arise,  the
Adviser must  reiterate that a careful and  conservative  approach must prevail and no action should be taken where
"inside information" may be involved without a thorough review by the Legal Compliance Officer.

                  Material inside  information is any  information  about a company or the market for the company's securities  which has come directly or indirectly  from the company and which has not been  disclosed  generally to the  marketplace,  the  dissemination  of which is  likely  to  affect  the  market  price of any of the  company's securities  or is likely to be considered  important by  reasonable  investors,  including  reasonable  speculative investors, in determining whether to trade in such securities.

                  Information  should be presumed  "material"  if it relates to such matters as dividend  increases or decreases,  earnings  estimates,  changes in previously released earnings  estimates,  significant  expansion or curtailment  of  operations,  a  significant  increase  or  decline of orders,  significant  merger or  acquisition proposals or agreements,  significant  new products or  discoveries,  extraordinary  borrowing,  major  litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, etc.

                  "Inside  information" is information that has not been publicly disclosed.  Information  received about a  company  under  circumstances  which  indicate  that it is not yet in  general  circulation  and that such information may be  attributable,  directly or indirectly,  to the company (or its insiders) should be deemed to be inside information.

                  Whenever an Access Person  receives  material  information  about a company which he or she knows or has reason to believe is directly or  indirectly  attributable  to such  company (or its  insiders),  the Access
Person must determine that the  information is public before trading or  recommending  trading on the basis of such information  or before  divulging  such  information to any person who is not an employee of the Adviser or a party to the  transaction.  As a rule,  one  should  be able to  point  to some  fact to show  that  the  information  is generally  available;  for example,  its  announcement on the broad tape or by Reuters,  The Wall Street Journal or
                                                                               -------   -----------------------
trade  publications.  If the Access  Person has any  question at all as to whether the  information  is material or whether  it is  inside  and  not  public,  he or she  must  resolve  the  question  or  questions  before  trading, recommending  trading or divulging  the  information.  If any doubt at all remains,  the Access Person must consult with the Legal Compliance Officer.

         D.       Interpretation of Provisions
                  ----------------------------

                  The  Boards  may  from  time  to time  adopt  such  interpretations  of  this  Code as they  deem appropriate.

                                           KINETICS ASSET MANAGEMENT, INC.

                                            KINETICS MUTUAL FUNDS, INC.

                                                        and

                                             KINETICS PORTFOLIOS TRUST

                                                 TRANSACTION REPORT

To:      _________________________, Legal Compliance Officer

From:    _______________________________________________
                                    (Your Name)

         This Transaction  Report (the "Report") is submitted  pursuant to Section IV. of the Code of Ethics of the
Trust, the Company and the Adviser,  and supplies (below)  information with respect to transactions in any security in which I may be deemed to have,  or by reason of such  transaction  acquire,  any direct or  indirect  beneficial ownership  interest  (whether or not such security is a Covered Security held or to be acquired by the Trust or the
Company) for the calendar quarter ended _____________________.

         Unless the context  otherwise  requires,  all terms used in the Report  shall have the same meaning as set forth in the Code of Ethics.

         For purposes of the Report  beneficial  ownership  shall be  interpreted  subject to the provisions of the
Code of Ethics and Rule  16a-l(a)  (exclusive  of Section  (a)(1) of such Rule) of the  Securities  Exchange Act of
1934.
------------------ ------------ ---------------- --------------------- -------------- ------------------- --------------

                                   Nature of
                                  Transaction
                                   (whether                                              Name of the
                                Purchase, Sale                           Price At     Broker, Dealer Or
                                 or Other Type   Principal Amount of     Which the      Bank With Whom      Nature Of
    Title of         Date of    of Disposition   Securities Acquired    Transaction    The Transaction    Ownership of
   Securities      Transaction  Or Acquisition      or Disposed Of     Was Effected      Was Effected     Securities*
   ----------      -----------  --------------      --------------     ------------      ------------     ----------
------------------ ------------ ---------------- --------------------- -------------- ------------------- --------------
------------------ ------------ ---------------- --------------------- -------------- ------------------- --------------

------------------ ------------ ---------------- --------------------- -------------- ------------------- --------------

TRANSACTION REPORT                                                                                          Page 2

         I HEREBY  CERTIFY  THAT I (1) HAVE READ AND  UNDERSTAND  THE CODE OF ETHICS OF THE TRUST,  THE COMPANY AND
THE ADVISER,  DATED  __________________,(2)  RECOGNIZE  THAT I AM SUBJECT TO THE CODE OF ETHICS,  (3) HAVE COMPLIED
WITH THE  REQUIREMENTS  OF THE CODE OF ETHICS  OVER THE PAST  YEAR,  (4) HAVE  DISCLOSED  ALL  PERSONAL  SECURITIES
TRANSACTIONS,  OVER THE PAST YEAR,  REQUIRED TO BE  DISCLOSED  BY THE CODE OF ETHICS,  (5) HAVE SOUGHT AND OBTAINED
PRECLEARANCE  WHENEVER  REQUIRED  BY THE  CODE OF  ETHICS  AND (6)  CERTIFY  THAT TO THE BEST OF MY  KNOWLEDGE  THE
INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)               _____________________________________________

Signature                  _____________________________________________

Date                       _____________________________________________

                                           KINETICS ASSET MANAGEMENT, INC.

                                             KINETICS MUTUAL FUNDS, INC.

                                              KINETICS PORTFOLIOS TRUST

                                    PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by Access Person prior to any personal trade):
---------------------------------------------------------------------------------------

Name:
      -------------------------------------------------------------------------------------------------------------
Date For Which You Seek Approval:
                                 ----------------------------------------------------------------------------------

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
                                                                                                    ---------------

Nature of the transaction (i.e., purchase, sale): 1
                                                    ---------------------------------------------------------------

Are you or is a member of your immediate  family an officer,  trustee,  or director of the issuer of the securities or any affiliate2 of the issuer? Yes __ No __

If yes, please describe:
                         ------------------------------------------------------------------------------------------

Describe  the nature of any direct or indirect  professional  or business  relationship  that you may have with the issuer of the securities.3

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

Do you have any material nonpublic information concerning the issuer?

                           Yes ___  No___

Are you aware of any  facts  regarding  the  proposed  transaction,  including  the  existence  of any  substantial economic  relationship,  between the proposed transaction and any securities held or to be acquired by the Trust or the Company that may be relevant to a determination as to the existence of a potential conflict of interest?4

                           Yes___   No___

         If                                               yes,                                               please
describe:
-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

         To the best of my knowledge and belief, the answers that I have provided above are true and correct.

                                                              Signature:__________________________

                                Approval or Disapproval of Personal Trading Request
                                ---------------------------------------------------
                                  (to be completed by Legal Compliance Officer):

                  I confirm  that the  above-described  proposed  transaction  appears  to be  consistent  with the policies described in the Code and that the conditions necessary 5 for  approval of the  proposed transaction have been satisfied.

                  I do not believe  the  above-described  proposed  transaction  is  consistent  with the  policies described in the Code or that the conditions  necessary for approval of the proposed  transaction have been satisfied.

Dated:                                      Signed:
       -----------------------------                ----------------------------------------------

                                                     Title:
                                                           ------------------------------------------------

134131.2

--------
                                                                                                          *               if appropriate, you may disclaim beneficial ownership of any security listed in this report.
         1 If other than market order, please describe any proposed limits.
         2 For purposes of this  question,  "affiliate"  includes (i) any entity that directly or indirectly  owns, controls or holds with power to vote 5% or more of the  outstanding  voting  securities  of the issuer and (ii) any entity under common control with the issuer.
         3 A  "professional  relationship"  includes,  for example,  the  provision of legal  counsel or accounting services.  A, "business  relationship"  includes,  for example,  the provision of consulting  services or insurance coverage.
         4 Facts that would be responsive to this question  include,  for example,  the receipt of "special favors"
from a stock promoter,  such as participation in a private  placement or initial public offering,  as an inducement to purchase other  securities of the Trust or the Company.  Another  example would be investment in securities of a limited  partnership  that in turn owned  warrants  of a company  formed for the  purpose of  effecting a leveraged buy-out in  circumstances  where the Trust or the  Company  might  invest in  securities  related to the  leveraged buy-out.  The  foregoing  are only  examples of pertinent  facts and in no way limit the types of facts that may be responsive to this question.
         5 In the case of a personal  securities  transaction by an Access Person of the Trust,  the Company or the
Adviser (other than  Disinterested  Board Members),  the Code of Ethics requires that the Legal Compliance  Officer determine  that the proposed  personal  securities  transaction  (a) is only  remotely  potentially  harmful to the
Trust and the Company because they would be very unlikely to affect a highly  institutional  market, (b) is clearly not  economically  related to the  securities  to be  purchased or sold or held by the Trust or Company or (c) does not  represent  any  danger of the  abuses  prescribed  by Rule  17j-l,  but only if in each  case the  prospective purchaser  has  identified  to the Legal  Compliance  Officer  all  factors  of which he or she is aware  which are potentially  relevant to a conflict of interest  analysis,  including  the  existence of any  substantial  economic relationship between his or her transaction and securities held or to be held by the Trust or the Company.